Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Third Quarter 2024 Results

Q3 2024 Run-Rate Daily Production of 23,846 Boe/d (6:1)

Activity on Acreage Remains Robust with 90 Active Rigs Drilling Representing 16%1 Market Share of U.S. Land Rig Count

Net Drilled But Uncompleted Wells (“DUCs”) Increased by 34% Quarter Over Quarter Led by the Permian Basin

Record Lease Bonuses Confirming Increased Operator Activity

Announces Q3 2024 Cash Distribution of $0.41 per Common Unit

FORT WORTH, Texas, November 7, 2024 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 129,000 gross wells across 28 states, today announced financial and operating results for the quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•	Q3 2024 run-rate daily production of 23,846 barrels of oil equivalent (“Boe”) per day (6:1)

•	Q3 2024 oil, natural gas and NGL revenues of $71.1 million

•	Q3 2024 net income of approximately $25.8 million and net income attributable to common units of approximately $17.4 million

•	Q3 2024 consolidated Adjusted EBITDA of $63.1 million

•	As of September 30, 2024, Kimbell’s major properties[2] had 7.84 net DUCs and net permitted locations on its acreage (5.13 net DUCs and 2.71 net permitted locations) compared to an estimated 5.8 net wells needed to maintain flat production

•	As of September 30, 2024, Kimbell had 90 rigs actively drilling on its acreage, representing 16% market share of all land rigs drilling in the continental United States as of such time

•	Announced a Q3 2024 cash distribution of $0.41 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 10.0% annualized yield based on the November 6, 2024 closing price of $16.38 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

•	Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 0.8x

1 Based on Kimbell rig count of 90 and Baker Hughes U.S. land rig count of 567 as of September 30, 2024.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

•	Kimbell affirms its financial and operational guidance ranges for 2024 previously disclosed in its Q4 2023 earnings release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “Activity on Kimbell’s acreage remained strong with 90 rigs actively drilling on our acreage, which represents 16% market share of all rigs drilling in the lower 48. In addition, lease bonuses during the quarter were the highest in Kimbell’s history and reflect increased operator interest in developing Kimbell’s acreage. Line-of-site wells continue to be well above the number of wells needed to maintain flat production, giving us confidence in the resilience of our production as we wrap-up 2024. More specifically, the number of net DUCs increased by 34% quarter over quarter to 5.1 net DUCs, the second highest level in Kimbell’s history, led by the Permian Basin.

“We are pleased to declare the Q3 2024 distribution of 41 cents per common unit. We estimate that approximately 100% percent of this distribution is expected to be considered return of capital and not subject to dividend taxes, further enhancing the after-tax return to our common unitholders.”

Third Quarter 2024 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the third quarter of 2024, or $0.41 per common unit. The distribution will be payable on November 25, 2024 to common unitholders of record at the close of business on November 18, 2024. Kimbell plans to utilize the remaining 25% of cash available for distribution for the third quarter of 2024 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q3 2024 projected cash available for distribution), Kimbell has paid down approximately $179.0 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that approximately 100% of its third quarter 2024 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2024. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Kimbell Royalty Partners, LP – News Release

Financial Highlights

Kimbell’s third quarter 2024 average realized price per Bbl of oil was $74.19, per Mcf of natural gas was $1.71, per Bbl of NGLs was $21.46 and per Boe combined was $31.57.

During the third quarter of 2024, the Company’s total revenues were $83.8 million, net income was approximately $25.8 million and net income attributable to common units was approximately $17.4 million, or $0.22 per common unit.

Total third quarter 2024 consolidated Adjusted EBITDA was $63.1 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the third quarter of 2024, G&A expense was $9.5 million, $5.6 million of which was Cash G&A expense, or $2.57 per BOE (Cash G&A and Cash G&A per Boe are non-GAAP financial measures. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the third quarter of 2024, which is a non-cash G&A expense, was $3.8 million or $1.75 per Boe.

As of September 30, 2024, Kimbell had approximately $252.2 million in debt outstanding under its secured revolving credit facility, had net debt to third quarter 2024 trailing twelve month consolidated Adjusted EBITDA of approximately 0.8x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $297.8 million in undrawn capacity under its secured revolving credit facility as of September 30, 2024.

As of September 30, 2024, Kimbell had outstanding 80,969,651 common units and 14,524,120 Class B units. As of November 7, 2024, Kimbell had outstanding 80,969,651 common units and 14,524,120 Class B units.

Production

Third quarter 2024 run-rate average daily production was 23,846 Boe per day (6:1), which was composed of approximately 52% from natural gas (6:1) and approximately 48% from liquids (30% from oil and 18% from NGLs).

Operational Update

As of September 30, 2024, Kimbell’s major properties had 831 gross (5.13 net) DUCs and 527 gross (2.71 net) permitted locations on its acreage. In addition, as of September 30, 2024, Kimbell had 90 rigs actively drilling on its acreage, which represents an approximate 15.9% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release

	Gross DUCs as of	Gross Permits as of	Net DUCs as of	Net Permits as of
Basin	September 30, 2024(1)	September 30, 2024(1)	September 30, 2024(1)	September 30, 2024(1)
Permian	457	349	2.62	1.71
Eagle Ford	100	32	0.63	0.13
Haynesville	50	10	0.54	0.13
Mid-Continent	131	54	1.04	0.43
Bakken	79	75	0.20	0.28
Appalachia	5	3	0.02	0.01
Rockies	9	4	0.08	0.02
Total	831	527	5.13	2.71

(1) These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 15% to Kimbell's net inventory.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of September 30, 2024:

	Fixed Price Swaps as of September 30, 2024
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
4Q 2024	141,588	1,332,712	$74.60	$4.19
1Q 2025	140,400	1,289,520	$71.55	$4.32
2Q 2025	140,686	1,310,127	$67.64	$3.52
3Q 2025	136,068	1,261,964	$74.20	$3.74
4Q 2025	146,372	1,291,680	$68.26	$3.68
1Q 2026	146,880	1,296,000	$70.38	$4.07
2Q 2026	148,512	1,310,400	$70.78	$3.33
3Q 2026	150,144	1,324,800	$66.60	$3.42

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss third quarter 2024 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 14, 2024 by dialing 201-612-7415 and using the conference ID 13748350#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On November 7, 2024, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 129,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth (including financial and operational guidance), drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

September 30,
2024
Assets:
Current assets
Cash and cash equivalents	$34,706
Oil, natural gas and NGL receivables	48,975
Derivative assets	6,818
Accounts receivable and other current assets	1,671
Total current assets	92,170
Property and equipment, net	361
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,048,712
Less: accumulated depreciation, depletion and impairment	(936,054)
Total oil and natural gas properties, net	1,112,658
Right-of-use assets, net	1,929
Derivative assets	1,763
Loan origination costs, net	5,790
Total assets	$1,214,671
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$6,865
Other current liabilities	10,875
Total current liabilities	17,740
Operating lease liabilities, excluding current portion	1,605
Derivative liabilities	2
Long-term debt	252,160
Other liabilities	104
Total liabilities	271,611
Commitments and contingencies
Mezzanine equity:
Series A preferred units	315,608
Kimbell Royalty Partners, LP unitholders' equity:
Common units	531,294
Class B units	726
Total Kimbell Royalty Partners, LP unitholders' equity	532,020
Non-controlling interest in OpCo	95,432
Total unitholders' equity	627,452
Total liabilities, mezzanine equity and unitholders' equity	$1,214,671

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	September 30, 2024	September 30, 2023
Revenue
Oil, natural gas and NGL revenues	$71,069	$69,238
Lease bonus and other income	3,163	2,543
Gain (loss) on commodity derivative instruments, net	9,553	(4,577)
Total revenues	83,785	67,204
Costs and expenses
Production and ad valorem taxes	4,347	4,986
Depreciation and depletion expense	32,155	23,060
Marketing and other deductions	3,607	3,509
General and administrative expense	9,472	10,359
Total costs and expenses	49,581	41,914
Operating income	34,204	25,290
Other expense
Interest expense	(6,492)	(6,681)
Net income before income taxes	27,712	18,609
Income tax expense	1,907	128
Net income	25,805	18,481
Distribution and accretion on Series A preferred units	(5,296)	(1,041)
Net income attributable to non-controlling interests	(3,119)	(3,839)
Distributions on Class B units	(15)	(21)
Net income attributable to common units of Kimbell Royalty Partners, LP	$17,375	$13,580

Basic	$0.22	$0.20
Diluted	$0.22	$0.19
Weighted average number of common units outstanding
Basic	78,977,450	68,540,786
Diluted	116,414,205	94,969,077

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non-cash unit-based compensation, loss on extinguishment of debt, unrealized gains and losses on derivative instruments and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2024	September 30, 2023
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$62,417	$36,387
Interest expense	6,492	6,681
Income tax expense	1,907	128
Amortization of right-of-use assets	(87)	(84)
Amortization of loan origination costs	(532)	(405)
Unit-based compensation	(3,830)	(3,326)
Gain (loss) on derivative instruments, net of settlements	7,066	(4,098)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(4,243)	16,314
Accounts receivable and other current assets	(719)	(280)
Accounts payable	(310)	(855)
Other current liabilities	(1,899)	(2,200)
Operating lease liabilities	97	88
Consolidated EBITDA	$66,359	$48,350
Add:
Unit-based compensation	3,830	3,326
(Gain) loss on derivative instruments, net of settlements	(7,066)	4,098
Consolidated Adjusted EBITDA	$63,123	$55,774
Adjusted EBITDA attributable to non-controlling interest	(9,601)	(12,279)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$53,522	$43,495

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,123	4,645
Cash distributions on Series A preferred units	4,156	750
Distributions on Class B units	15	21
Cash available for distribution on common units	$44,228	$38,079

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended. September 30, 2024
Net income	$25,805
Depreciation and depletion expense	32,155
Interest expense	6,492
Income tax expense	1,907
Consolidated EBITDA	$66,359
Unit-based compensation	3,830
Gain on derivative instruments, net of settlements	(7,066)
Consolidated Adjusted EBITDA	$63,123
Adjusted EBITDA attributable to non-controlling interest	(9,601)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$53,522

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	5,123
Cash distributions on Series A preferred units	4,156
Distributions on Class B units	15
Cash available for distribution on common units	$44,228

Common units outstanding on September 30, 2024	80,969,651

Common units outstanding on November 18, 2024 Record Date	80,969,651

Cash available for distribution per common unit outstanding	$0.55

Third quarter 2024 distribution declared (1)	$0.41

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules
(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended September 30, 2023
Net income	$18,481
Depreciation and depletion expense	23,060
Interest expense	6,681
Income tax expense	128
Consolidated EBITDA	$48,350
Unit-based compensation	3,326
Loss on derivative instruments, net of settlements	4,098
Consolidated Adjusted EBITDA	$55,774
Adjusted EBITDA attributable to non-controlling interest	(12,279)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$43,495

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,645
Cash distributions on Series A preferred units	750
Distributions on Class B units	21
Cash available for distribution on common units	$38,079

Common units outstanding on September 30, 2023	73,851,458

Common units outstanding on November 13, 2023 Record Date	73,851,458

Cash available for distribution per common unit outstanding	$0.52

Third quarter 2023 distribution declared (1)	$0.51

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility. Additionally, Kimbell utilized approximately $12.4 million of cash flows received from the Q3 2023 Acquired Production after the effective date of June 1, 2023, but prior to the closing date of September 13, 2023, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders. Revenues, production and other financial and operating results from the Q3 2023 acquisition are reflected in Kimbell's condensed consolidated financial statements from September 13, 2023 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules
(Unaudited, in thousands)

	Three Months Ended September 30, 2024
Net income	$25,805
Depreciation and depletion expense	32,155
Interest expense	6,492
Income tax expense	1,907
Consolidated EBITDA	$66,359
Unit-based compensation	3,830
Gain on derivative instruments, net of settlements	(7,066)
Consolidated Adjusted EBITDA	$63,123

Q4 2023 - Q2 2024 Consolidated Adjusted EBITDA (1)	208,927
Trailing Twelve Month Consolidated Adjusted EBITDA	$272,050

Long-term debt (as of 9/30/24)	252,160
Cash and cash equivalents (as of 9/30/24) (2)	(25,000)
Net debt (as of 9/30/24)	$227,160

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	0.8	x

(1) Consolidated Adjusted EBITDA for each of the quarters ended December 31, 2023, March 31, 2024 and June 30, 2024 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.

(2) In accordance with Kimbell's secured revolving credit facility, the maximum deduction of cash and cash equivalents to be included in the net debt calculation for compliance purposes is $25 million.